Rule 10f-3 Transactions

Quarter Ended June 30, 2007

Laudus International MarketMasters Fund
Sub-Adviser: American Century Global Investment Management, Inc.



Name of Security:	Boart Longyear Group
Total Offering:		AUD 2,347,944,150 / U$ 1,921,440,095
Total Purchased:	AUD 2,837,102.65 / U$ 2,231,742.95
Price/Unit:		AUD 1.85 / U$ 1.5139
Trade date:		4/4/07
Purchased from:	Macquarie Securities
Other syndicate members (list names):  Goldman Sachs, Macquarie
Securities, UBS AG, ABN Amro Securities, Credit Suisse, JP Morgan
Securities

Name of Security:	Prysmian S.p.A
Total Offering:		EUR 1,080,000,000 / U$ 1,474,362,000
Total Purchased:	EUR 870,765.00 / U$1,188,724.84
Price/Unit:		EUR 15.00 / U$ 20.4773
Trade date:		4/30/07
Purchased from:	Goldman Sachs
Other syndicate members (list names): Goldman Sachs, Mediobanca, JP Morgan Securities, ABN Amro, BNP Paribas, Banca Caboto, Banca Aletti

?Eligible for purchase?					X  Yes
	    No
?Lowest price paid by any purchaser?			X  Yes	    No
? Purchased on first date on which sales were made?	X  Yes	    No
?Reasonability test passed?				X  Yes	    No
?Less than 25% of total offering amount?		X  Yes	    No
?No compensation to affiliated broker?			X  Yes
	    No
?Firm commitment underwriting?				X  Yes	    No

?Eligible for purchase?					X  Yes
	    No
?Lowest price paid by any purchaser?			X  Yes	    No
? Purchased on first date on which sales were made?	X  Yes	    No
?Reasonability test passed?				X  Yes	    No
?Less than 25% of total offering amount?		X  Yes	    No
?No compensation to affiliated broker?			X  Yes
	    No
?Firm commitment underwriting?				X  Yes	    No






I certify to the best of my knowledge that, for the period April 1, 2007 through June 30, 2007, on behalf of American Century Global Investment Management, Inc., the transactions listed above were made in compliance with the Rule 10f-3 Procedures approved by the Board of Trustees of Schwab Capital Trust.

					Name:	Gregg Renner
					Title:	Equity Compliance Consultant
					Date:	July 6, 2007

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